Exhibit 99
Investor Contact:
Megan Jones
Exact Sciences Corp.
meganjones@exactsciences.com
608-535-8815

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces First Quarter 2023 Results
Reports record results, raises full-year guidance, accelerates path to positive free cash flow

First quarter highlights

•Total first quarter revenue of $602 million, an increase of 24%, and $598 million of core revenue, an increase of 33%
•Full-year 2023 revenue guidance raised by $110 million at the midpoint
•Expect to turn free cash flow positive during 2023, ahead of previous target of 2024

MADISON, Wis., May 9, 2023 -- Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company generated revenue of $602.5 million for the first quarter ended March 31, 2023, compared to $486.6 million for the same period of 2022.

"Exact Sciences is changing the way cancer is detected and treated. Our first quarter results demonstrate the power of focusing on what is best for patients and our customers," said Kevin Conroy, chairman and CEO. "The many investments we've made over multiple years are translating into durable revenue growth, industry-leading gross margins, and growing profits. We are reinvesting a portion of those profits in the next wave of life-changing diagnostics and a seamless customer experience, creating an unstoppable innovation engine."

First quarter 2023 financial results

For the three-month period ended March 31, 2023, as compared to the same period of 2022 (where applicable):

•Total revenue was $602.5 million, an increase of 24 percent
•Core revenue was $597.8 million, an increase of 33 percent
•Screening revenue was $443.2 million, an increase of 45 percent
•Precision Oncology revenue was $155.4 million, an increase of 2 percent, or 8 percent on a core revenue basis
•COVID-19 testing revenue was $3.8 million, a decrease of 86 percent
•Gross margin including amortization of acquired intangible assets was 71 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 74 percent
•Net loss was $74.2 million, or $0.42 per share, compared to a net loss of $180.9 million, or $1.04 per share
•EBITDA was $(26.9) million and adjusted EBITDA was $45.9 million
•Cash, cash equivalents, and marketable securities were $698.6 million at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard® tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX® products and therapy selection products.

2023 outlook

The company anticipates revenue of $2.380-$2.420 billion during 2023, assuming:

•Screening revenue of $1.770-$1.795 billion,
•Precision Oncology revenue of $605-$620 million, and
•COVID-19 testing revenue of $5 million.

Revenue guidance has been raised from the previously expected range of $2.265-$2.315 billion, which assumed:

•Screening revenue of $1.660-$1.690 billion,
•Precision Oncology revenue of $600-$620 million, and
•COVID-19 testing revenue of $5 million.

First quarter conference call & webcast
Company management will host a conference call and webcast on Tuesday, May 9, 2023, at 5 p.m. ET to discuss first quarter 2023 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608.

An archive of the webcast will be available at exactsciences.com. A replay of the conference call will be available by calling 800-770-2030 domestically or +1-647-362-9199 internationally. The access code for the replay of the call is 4437608. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the company's financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance. The company presents EBITDA, adjusted EBITDA, non-GAAP gross margin, non-GAAP gross profit, core revenue, and free cash flow. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Core revenue is calculated to adjust for recent divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The company defines free cash flow as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. The company believes that these non-GAAP measures are useful in evaluating the company’s operating performance. The company uses this non-GAAP financial information to evaluate ongoing operations and for internal planning and forecasting. The company also uses adjusted EBITDA for incentive and compensation arrangements. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “EBITDA and Adjusted EBITDA Reconciliations”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations” and “Reconciliation of Core Revenue.” The company presents certain forward-looking statements about the company’s future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration liabilities that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is not available without unreasonable effort, and therefore is not provided.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.
The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra™ test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype tests, Exact Sciences is investing in its product pipeline to support patients before and throughout their cancer diagnosis and treatment. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain products; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; our ability to efficiently and flexibly manage our business amid uncertainties related to the coronavirus (“COVID-19”) pandemic; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel; and the impact of labor shortages, turnover, and labor cost increases. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$602,450	$486,571

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	156,866	134,705
Research and development	95,419	102,248
Sales and marketing	186,964	232,181
General and administrative	217,295	169,770
Amortization of acquired intangible assets	22,928	24,654
Impairment of long-lived assets	69	—
Total operating expenses	679,541	663,558
Loss from operations	(77,091)	(176,987)

Other income (expense)
Investment income (loss), net	490	(1,487)
Interest income (expense), net	4,107	(4,478)
Total other income (expense)	4,597	(5,965)

Net loss before tax	(72,494)	(182,952)

Income tax benefit (expense)	(1,657)	2,015

Net loss	$(74,151)	$(180,937)

Net loss per share—basic and diluted	$(0.42)	$(1.04)

Weighted average common shares outstanding—basic and diluted	178,574	174,417

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$421,365	$242,493
Marketable securities	277,282	389,564
Accounts receivable, net	183,371	158,043
Inventory	124,092	118,259
Prepaid expenses and other current assets	85,274	73,898
Property, plant and equipment, net	684,574	684,756
Operating lease right-of-use assets	156,782	167,003
Goodwill	2,346,235	2,346,040
Intangible assets, net	1,933,481	1,956,240
Other long-term assets, net	91,872	90,577
Total assets	$6,304,328	$6,226,873

Liabilities and stockholders' equity
Current liabilities	$367,354	$412,747
Convertible notes, net	2,310,196	2,186,106
Long-term debt	50,000	50,000
Other long-term liabilities	344,380	352,459
Operating lease liabilities, less current portion	174,690	182,399
Total stockholders’ equity	3,057,708	3,043,162
Total liabilities and stockholders’ equity	$6,304,328	$6,226,873

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
(In thousands)	2023	2022
Net loss	$(74,151)	$(180,937)
Interest expense (income) (1)	(4,107)	4,478
Depreciation and amortization	49,743	47,647
Income tax (benefit) expense	1,657	(2,015)
EBITDA	$(26,858)	$(130,827)
Stock-based compensation (2)	61,897	65,481
Investment loss (income)	(490)	1,487
Acquisition and integration costs (3)	(8,547)	(25,961)
Reduction-in-force severance (4)	907	—
Impairment of long-lived assets (5)	69	—
Legal settlement (6)	18,936	—
Adjusted EBITDA	$45,914	$(89,820)

(1) Interest expense (income) for the three months ended March 31, 2023, includes a $10.3 million net gain recorded on the settlement of convertible notes, which represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense as the Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company's business combinations and asset acquisitions. This includes fees for professional services and the remeasurement of the contingent consideration liabilities in connection with business combinations. For the three months ended March 31, 2023 and 2022, this includes a gain of $8.9 million and $26.7 million, respectively, resulting from the remeasurement of the contingent consideration liabilities.

(4) Represents severance and legal fees incurred by the Company's international operations in the first quarter of 2023 as a result of proactive measures the Company put in place to address the impact of the inflationary environment and other macroeconomic trends in the fourth quarter of 2022.

(5) Represents impairment charges on the Company’s long-lived assets. For the three months ended March 31, 2023, the Company recorded an insignificant impairment to a building lease that was vacated during the first quarter of 2023.

(6) The Company presented a settlement offer of approximately $29 million to the United States Department of Justice ("DOJ") concerning the DOJ's investigation of Genomic Health's compliance with the Medicare Date of Service billing regulations. As a result, the Company increased its accrual from $10 million that was initially accrued for in the third quarter of 2021 to $29 million. This represents the Company's best estimate of the probable loss for this matter, but the recorded amount may be materially adversely affected by an ultimate unfavorable resolution of this matter.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Revenue	$602,450	$486,571
Cost of sales (exclusive of amortization of acquired intangible assets)	156,866	134,705
Amortization of acquired intangible assets (1)	20,718	22,477
Gross profit	$424,866	$329,389
Gross margin	71%	68%

Amortization of acquired intangible assets (1)	20,718	22,477
Non-GAAP gross profit	$445,584	$351,866
Non-GAAP gross margin	74%	72%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended March 31,
	2023	2022	% Change
Screening	$443,195	$306,522	45%
Precision Oncology	155,432	152,620	2%
COVID-19 Testing	3,823	27,429	(86)%
Total	$602,450	$486,571	24%

	Non-GAAP
	Three Months Ended March 31,
	2023 (1)	2022 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$443,195	$306,522	45%	$—	$443,195	45%
Precision Oncology	153,391	143,652	7%	1,230	154,621	8%
Total	$596,586	$450,174	33%	$1,230	$597,816	33%

(1) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test and COVID-19 testing.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from the divested Oncotype DX Genomic Prostate Score test and COVID-19 testing, as well as the impact of foreign currency exchange rate fluctuations.